SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2011

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 11, 2011, the Board of Directors of Saratoga Resources, Inc. (the “Company”) appointed J.W. “Bill” Rhea as a Director and as a member of the Company’s Audit Committee and Compensation Committee.

Since 2009, Mr. Rhea, age 58, has provided petroleum exploration consulting services through J.W. Rhea & Associates.  From 2006 to 2009, Mr. Rhea served as President, Chief Executive Officer and a Director of Gulf Energy Exploration Corp., a privately held oil and gas exploration and production company with principal operations in the Transition Zone offshore Texas.  Mr. Rhea has over 30 years of domestic and international business, financial and petroleum experience in all phases of the upstream oil and gas industry.  Prior to his appointment as a director, Mr. Rhea served as an advisory director of the Company since 2007.

Item 9.01       Financial Statements and Exhibits.

(d)

Exhibits

99.1

Press release, dated March 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: March 14, 2011	By:	/s/ Edward Hebert
Edward Hebert
Vice President – Finance

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